Vsource® Announces Results for
First Quarter Ended April 30, 2003

SAN DIEGO, June 13, 2003 - Vsource, Inc. (OTCBB: VSCE), a global leader in providing customized business process outsourcing (BPO) services to Fortune 500 and Global 500 companies, today announced its financial results for its first quarter ended April 30, 2003.

Revenue for Q1 2003 ended totaled $4.71 million, compared to $7.70 million for the same prior year period. The company reported a net loss available to common shareholders of $4.21 million or $2.29 per basic share for Q1 2003. Net loss available to common shareholders during the period included non-cash charges of $2.78 million from deemed non-cash dividends to preferred shareholders and $56,000 from amortization of stock-based compensation expenses. Excluding the deemed dividend, Vsource's net loss was $1.43 million in Q1 2003. The company did not record a deemed dividend in Q1 2002, when it reported a net loss available to common shareholders of $1.14 million or $0.67 per basic share.

The Company's earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash amortization of stock-based compensation expenses of $56,000 ("Adjusted EBITDA") were a loss of $0.80 million for Q1 2003, compared with Adjusted EBITDA of $0.78 million, adjusted to exclude non-cash stock compensation charges of $0.51 million, for the same prior year period. Adjusted EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in the notes to the consolidated financial statements included in this release. Net cash at the end of Q1, 2003 totaled $10.51 million, comparing favorably to $6.14 million as of the same period a year ago, but was a decrease of $0.64 million from $11.15 million as of January 31, 2003, the Company's fiscal year end.

Commenting on first quarter results, Vsource Chairman and Chief Executive Officer, Phil Kelly said, "First quarter revenues were principally attributable to a decline during the past year in the number of Gateway computer end users in the Asia-Pacific region, for whom we provide warranty support services. This was inevitable given that Gateway stopped selling new computer products in this region at the end of 2001 and therefore the number of end users covered by warranty has declined over time. Also, our ability to generate new revenues was affected by the outbreak of the well documented Severe Acute Respiratory Syndrome (SARS) in Asia during the first quarter, which disrupted business operations throughout the region, interfering with the ability of our sales staff to meet with new and existing clients. During the quarter, however, we were pleased to have begun delivering our services in Europe as a result of the extension of our relationship with EMC Corporation. We made excellent progress building out infrastructure and rolling out services to existing clients, and we expanded our sales staff, giving us the ability to intensify our pursuit of new sales opportunities and grow our ongoing relationships with Fortune 500 and Global 500 companies."

Vsource Vice-Chairman and Chief Financial Officer, Dennis Smith, noted that the Company was successful in reducing operating costs in line with reduced revenues. "Our total cost of revenues in Q1 2003 decreased to $2.47 million from $4.01 million for the same year-ago period, a decrease of 38.5%, which matched the 38.9% decline in our total revenues during these periods. Smaller transaction volumes in support of Gateway resulted in lower payments to sub-contractors. We will continue to focus on reducing Gateway-related costs to match declines in Gateway-related revenues, and maximize economies of scale from our existing infrastructure."

On June 12, 2003, Vsource announced that it had entered into a merger agreement with TEAM America, Inc., a leading BPO company specializing in Human Resources. It expects that as a result of the merger, the scope of its human resources solutions will be expanded to include small to medium-sized companies in the United States. The merger is expected to be completed in the third quarter of 2003.

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Vsource, Inc.
Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended April 30,
	2003	2002

Revenues	$4,708	$7,700
Operating Expenses
Cost of revenue	2,469	4.012
Selling, general and administrative	3,625	4,136
Amortization of stock-based compensation expense	56	513
Insurance proceeds in respect of loss on inventory	-	(464)
Total expenses	6,150	8,197
Operating loss	(1,442)	(497)
Non-cash beneficial conversion feature expense (1)	-	(474)
Other interest income (expense)	16	(167)
Net loss	$(1,426)	$(1,138)
Non-cash deemed dividend to preferred shareholders (2)	(2,779)	-
Net loss available to common shareholders	$(4,205)	$(1,138)
Basic and diluted net loss per share available to common shareholders	$(2.29)	$(0.67)
Weighted average number of common shares outstanding
Basic and diluted (3)	1,838	1,700
Earnings before interest, taxes, depreciation & amortization excluding non-cash stock compensation expense (4)	(796)	779
Adjusted EBITDA margin (5)	-15.1%	10.1%

(1)	Non-cash beneficial conversion feature charges associated with the issuance of convertible debt
(2)	Non-cash deemed dividend for preferred shareholders associated with the amortization of beneficial conversion feature and accretion of redemption value of Series 4-A convertible preferred stock
(3)	Post reverse stock-split and excludes common shares outstanding on an "as converted basis" totaling 19.7 million in aggregate associated with preferred stock, warrants and vested employee options outstanding
(4)	Reconciliation of Net loss to Adjusted EBITDA
		Three months ended April 30,
		2003	2002

	Net loss	$(1,426)	$(1,138)
	Add:
	Non-cash beneficial conversion feature expense	-	474
	Other interest expense	(16)	167
	Depreciation and amortization	590	763
	Amortization of stock-based compensation expense	56	513
	Adjusted EBITDA	$(796)	$779
(5)	Adjusted EBITDA margin is Adjusted EBITDA divided by Revenues

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Vsource, Inc.
Consolidated Balance Sheets
(in thousands)

	April 30, 2003	January 31, 2003
Assets
Current assets:
Cash	$10,505	$11,152
Restricted cash	151	150
Accounts receivable, net	1,309	1,522
Inventories	420	490
Prepaid expenses	227	337
Other current assets	1,273	1,262
Total current assets	13,885	14,913
Property and equipment, net	4,462	4,974
Restricted cash, non-current	250	250
Total assets	$18,597	$20,137

Liabilities, Preferred stock and Shareholders' equity
Current liabilities:
Accounts payable	$1,038	$1,134
Accrued expenses	3,316	3,333
Advance from customers	1,237	1,229
Total current liabilities	5,591	5,696
Advance from customer, non-current	600	900
Commitments and contingencies	-	-
Preferred stock	10,792	8,096
Shareholders' equity (deficit)	1,614	5,445
Total Liabilities, Preferred stock and Shareholders' equity	$18,597	$20,137

Non-GAAP Financial Measures

This release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, Vsource has provided reconciliation within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Adjusted EBITDA has been presented in this release in order to assist in the analysis of the operating profitability of the company because the company believes this form of measurement eliminates the effects of non-cash charges such as beneficial conversion feature expense, stock-based compensation and depreciation and amortization. Management reviews this form of measurement monthly. Vsource has consistently provided this measurement in previous releases and therefore has provided a consistent basis for comparison between quarters, which the company believes is useful to investors and other interested persons.

About Vsource

Vsource, Inc., headquartered in San Diego, Calif., provides business process outsourcing (BPO) services under the Vsource Versatile Solutionsä trade name, to Fortune 500 and Global 500 organizations across the Asia-Pacific region, Europe and the US. Vsource Versatile Solutions include Human Resource Solutions, Warranty Solutions, Sales Solutions, and Vsource Foundation Solutionsä, which include Financial Services, Customer Relationship Management (CRM) and Supply Chain Management (SCM). Vsource operates shared customer service centers (Vsource Customer Centers) in Malaysia and Japan, and has offices in the United States, Hong Kong, Singapore, and Australia. Vsource clients include ABN AMRO, Agilent Technologies, EMC, Gateway, Haworth, Network Appliance and other Fortune 500 and Global 500 companies.

For more information, visit the Vsource Web site: http://www.vsource.com

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Forward Looking Statements: Some of the statements in this release and other oral and written statements made by us from time to time to the public constitute forward-looking statements. These forward-looking statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, without limitation, statements with respect to anticipated future operating and financial performance, introduction of services and growth opportunities expected or anticipated to be realized by management. Vsource disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Factors that could cause or contribute to such differences include, but are not limited to, risk that our recent private placement will not improve our ability to attract and execute major new outsourcing contracts or accelerate our growth, reliance on one client and the expectation that revenues from this client will decline significantly, a potential requirement to redeem our Series 4-A convertible preferred stock if we fail to meet certain conditions by March 31, 2006, our limited experience in the business process outsourcing business, the new and unproven market for business process outsourcing services in the Asia-Pacific region, long cycles for sales of our solutions, complexities involved in implementing and integrating our services, fluctuations in revenues and operating results, economic and infrastructure disruptions, dependence on a small number of vendors and service providers, inability to repay the debt that we have incurred, litigation, and competition. Other factors that may affect these statements are identified in our previous filings with the Securities and Exchange Commission.

Vsource is a registered trademark of Vsource, Inc. Vsource Versatile Solutions and Vsource Foundation Solutions are trademarks of Vsource, Inc.

Fortune, Fortune 500 and Global 500 are registered trademarks of Time Inc. Vsource disclaims any proprietary interest in the marks and names of others.

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